UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 29, 2008

DIVERSIFIED OPPORTUNITIES, INC.

(Name of Small Business Issuer in Its Charter)

DELAWARE	000-23446	94-3008888
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

10907 Technology Place

San Diego, California 92127

 (Address of principal executive offices)

(858) 613-8755

 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2008, Diversified Opportunities, Inc. ("we," "us," "our" or the "Company") entered into a share exchange agreement (the "Share Exchange Agreement") with QRSciences Holdings Limited, an Australian corporation (the "Seller").  Under the terms of the Share Exchange Agreement, we will acquire the business of the Seller’s wholly-owned subsidiary, QRSciences Pty Ltd, an Australian private corporation (“QRSciences”) through an acquisition of all of its outstanding stock. In exchange we will (i) issue, in the aggregate, that number of shares of common stock of the Company equal to Ten Million Dollars ($10,000,000) (as this value is determined by the terms of the Share Exchange Agreement) (the "Company Shares"), and (ii) pay One Million Dollars ($1,000,000) cash to the Seller.  We will then own QRSciences as a wholly owned subsidiary.  The Exchange Agreement and the transactions contemplated thereunder (the "Exchange") were approved by our board of directors.  The closing of the Exchange is subject to certain standard conditions, and there can be no assurance that the Exchange or any other transactions contemplated by the Share Exchange Agreement will be consummated.  Seller is the controlling shareholder of the Company and currently owns 9,000,000 of the Company’s 9,199,192 outstanding shares, which constitutes 97.83% of the Company’s outstanding common stock.  In connection with the Exchange, Seller will be issued additional shares of Company common stock.

The Share Exchange Agreement

Under the terms of the Share Exchange Agreement, Seller has agreed to exchange all of its shares of QRSciences common stock for that number of common shares calculated by dividing $10,000,000 by the “Issue Price.”  In the event that the Company has completed a capital raise resulting in net proceeds to the Company of at least $2,500,000 prior to the closing of the Share Exchange Agreement, then the Issue Price will be the price per share of Company common stock issued in the capital raise.  If the Company issues any common stock equivalents in the capital raise, such as convertible debt or equities, then the Issue Price shall be the price per share at which the common stock equivalents are initially convertible, exercisable or exchangeable for shares of Company common stock.  In the event that the capital raise has not occurred prior to the closing of the Share Exchange Agreement, then the Issue Price shall be calculated based on the volume weighted average price for our common stock for the twenty (20) trading days preceding the closing date.

We currently have 9,199,192 shares of common stock outstanding.  We cannot calculate the exact number of shares which will be outstanding upon completion of the Exchange as such number is based on the number of shares to be issued to Seller in the Exchange based on the Issue Price as discussed above.

The Share Exchange Agreement contains representations and warranties of the Company and QRSciences relating to, among other things, (a) proper corporate organization, (b) the authorization, performance and enforceability of the Share Exchange Agreement, (c) compliance with governmental and other authorizations and obtaining all consents required to consummate the transactions contemplated by the Share Exchange Agreement, (d) the capital structure of each company, (e) financial statements, (f) liabilities and the absence of undisclosed liabilities, (g) contract rights and commitments, (h) the absence of claims and litigation, (i) compliance with applicable laws, (j) insurance coverage and claims, (k) absence of material changes (l) employee matters, (m) corporate records, and (n) compliance with applicable provisions of the securities laws.

Under the Share Exchange Agreement, each of the Company and QRSciences has agreed to do certain things, some of which are conditions to the closing, including: (a) in the case of the Company, preserve intact its business organizations and maintain the registration of its common stock under the Securities Exchange Act of 1934, (b) give the other access to the records and personnel to complete the Exchange, (c) maintain the confidentiality of information shared with the other party, (d) proceed expeditiously to undertake all actions necessary to consummate and make effective the Exchange, (e) in the case of QRSciences, deliver to Seller audited financial statements prepared in compliance with GAAP and in accordance with all applicable Securities Exchange Commission (the "SEC"), rules and regulations, including Regulation S-X, (f) in the case of the Company, complete the capital raise with net proceeds in a minimum amount of $2,500,000; and (g) the execution of agreements providing for the termination of employment of Mr. Kevin Russeth from QRSciences, and the terms of employment of Mr. Kevin Russeth as the Company’s Chief Executive Officer.

We have agreed to indemnify QRSciences and the Seller for (a) inaccuracies of representations and warranties and agreements, (b) breach or non-fulfillment of covenants we made in the Share Exchange Agreement, (c) any misrepresentation in the Share Exchange Agreement or any related closing certificate, or (d) inaccuracies in any of our filings under the Securities Exchange Act of 1934 made prior to the closing.  QRSciences has agreed to indemnify us for (a) inaccuracies of representations and warranties and agreements, (b) breach or non-fulfillment of covenants it made in the Share Exchange Agreement, or (c) any misrepresentation in the Share Exchange Agreement or any related closing certificate.

The Share Exchange Agreement may be terminated: (a) by mutual consent, (b) by either party if the Exchange is not consummated by December 31, 2008, or (c) by either party if the Exchange is prohibited by issuance of an order, decree or ruling. In the event of termination, both parties are responsible for their respective expenses.

The foregoing summary and description of the terms of the transaction contemplated under the Share Exchange Agreement contained herein is qualified in its entirety by reference to the complete agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

The Company

We currently do not have, and since 2001, have not had, any ongoing business operations or any revenue sources.  We have taken steps to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which we would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

QRSciences

QRSciences is a subsidiary of Seller which is a publicly listed company which trades on the Australian Stock Exchange and as an ADR on the US over-the-counter market (QRS:ASX; QRSNY.PK). QRSciences specializes in the design, development and sale of advanced technology systems, sub-systems, components and software for security related applications.

Applications for the technologies and products of QRSciences include the detection of explosives and narcotics, metal detection and imaging, surveillance and monitoring. QRSciences and its subsidiaries have a wide range of government and commercial customers including GE Security, Transportation Security Administration, U.S. Department of Homeland Security, U.S. Technical Support Working Group (TSWG), Australian Customs, China Institute of Atomic Energy (CIAE), United Arab Emirates Government, HM Customs UK and Rapiscan Systems.

QRSciences’ assets include convertible notes and convertible Series A preferred stock of Spectrum San Diego Inc. (“Spectrum”), a private company based in San Diego, California.  Conversion of the notes and Series A preferred stock would result in QRSciences owning 33.4% of the currently outstanding common stock and a fully diluted equity position of approximately 31.3% of Spectrum (after taking into account the pro forma exercise of outstanding vested stock options, including those vested under the Spectrum employee stock option plan). QRSciences also holds an option valid through September 2009 to buy all of the remaining shares of Spectrum.

Spectrum is a designer of specialized electronics and instrumentation with a specific focus on high-end niche products for the security industry. The Spectrum product range includes:

•

SentryScope, a security camera employing break-through technology providing over 250 times the resolution of ordinary surveillance cameras;

•

CastScope, a scanner for detecting security threats in casts, bandages and artificial limbs being sold under contract with the Transportation and Security Administration; and

•

CarScan, a project funded by the US Government that uses state of the art X-ray technology to locate weapons, explosives and contraband in vehicles. The technology offers a number of benefits including quality of image, cost, speed and convenience as passengers are not required to leave their vehicle for the scanning.

For more information on QRSciences please visit: http://www.qrsciences.com

Loan Agreement

Effective as of July 29, 2008, the Company also entered into a Loan Agreement with the Seller.  The Loan Agreement provides that the Company may borrow up to $500,000 from Seller.  The amount borrowed by the Company under the Loan Agreement accrues interest at 8% and is due and payable on or before October 31, 2008, or as so agreed by the parties.

The foregoing summary and description of the terms of the transaction contemplated under the Loan Agreement is qualified in its entirety by reference to the complete agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Exchange, we will at the closing, acquire all of the outstanding capital stock of QRSciences in exchange for our issuance to the Seller of the Company Shares. The issuance of the Company Shares to the Seller is intended to be exempt from registration under the Securities Ac of 1933 pursuant to Section 4(2) thereof and Regulation S thereunder.

We currently have 9,199,192 shares of common stock outstanding.  We cannot calculate the exact number of shares which will be outstanding upon completion of the Exchange as such number is based on the number of shares to be issued to Seller in the Exchange based on the Issue Price as discussed above.  The shares of our common stock issued to the Seller will be restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act of 1933 or an exemption therefrom.

ITEM 5.03 AMENTMENTS TO ARTICLES OF INCORPORATION OF BYLAWS; CHANGE IN FISCAL YEAR

On July 29, 2008, the Company's Board of Directors also approved a change in the Company’s fiscal year end from December 31st to June 30th. The Company intends to file an Annual Report for the fiscal year ending June 30, 2008 on or before September 29, 2008.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.

Description

2.1         Share Exchange Agreement dated as of July 29, 2008 by and between the Company and     QRSciences Holdings Limited

10.1

Loan Agreement dated as of July 29, 2008 by and between the Company and QRSciences     Holdings Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED OPPORTUNITIES, INC.
/s/ Kevin Russeth
Dated: July 29, 2008	By:
Kevin Russeth Chief Executive Officer

2